UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2019

Piedmont Office Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34626

Maryland (State or other jurisdiction of incorporation)	58-2328421 (IRS Employer Identification No.)

5565 Glenridge Connector

Suite 450

Atlanta, Georgia 30342

(Address of principal executive offices, including zip code)

770-418-8800

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2019, the Board of Directors (the “Board”) of Piedmont Office Realty Trust, Inc. (the “Company”) approved certain management and board transition matters, all of which are described below.

Retirement of Donald A. Miller, CFA, Chief Executive Officer

On March 19, 2019, the Company announced that Donald A. Miller, CFA, the Company’s Chief Executive Officer (“CEO”), will retire as CEO of the Company effective June 30, 2019. Mr. Miller has been the CEO of the Company since 2007. A copy of the press release announcing Mr. Miller’s retirement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

In connection with Mr. Miller’s retirement, on March 19, 2019, the Board approved a Retirement Agreement and General Release with Mr. Miller (the “Retirement Agreement”). Under the terms of the Retirement Agreement, effective the date of his retirement (the “Retirement Date”), Mr. Miller is entitled to receive payment of certain accrued benefits, which include a cash payment for any accrued but unpaid base salary and payment in respect of his accrued but unused vacation time and other benefits through the Retirement Date. Mr. Miller will also be entitled to receive certain additional accrued rights and retirement benefits, including: (i) vesting in full of any unvested time-vested deferred stock units granted under the Company’s 2007 Omnibus Incentive Plan, (ii) a retirement payment equal to $1,050,000 to be paid within 30 days after the Retirement Date, and (iii) COBRA premiums for continued medical coverage following the Retirement Date. In addition, the Retirement Agreement confirms Mr. Miller is entitled to a pro rata portion of the “target amounts” granted to Mr. Miller under the Company’s Long-Term Incentive Program (the “LTIP”) for the applicable performance cycles based on the Company’s total shareholder return (“TSR”) compared to the TSR of the Company’s Peer Group (as set forth in the LTIP) determined as of the Retirement Date based on the days actually worked during each of the 2017-2019 and 2018-2020 performance periods under the terms of the applicable award agreements and will also receive a pro rata portion of the target amount to be granted under the LTIP for the for the 2019-2021 performance cycle. Receipt of retirement benefits under the agreement will be subject to entering into and not revoking the Retirement Agreement and signing a customary release agreement. As part of the Retirement Agreement, Mr. Miller reaffirmed the restrictive covenants in his original employment agreement, including a 1-year non-compete. The foregoing summary of the Retirement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Retirement Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In addition, under the terms of the Retirement Agreement, Mr. Miller has been renominated for election as a member of the Board and, if elected by the Company’s stockholders at the 2019 Annual Meeting of Stockholders, will serve as a member of the Board until the Company’s 2020 Annual Meeting of Stockholders. Mr. Miller will receive pro-rata cash and equity compensation for his service as a non-employee director for the period from the Retirement Date through the end of the 2019 Term.

Appointment of C. Brent Smith as CEO, effective July 1, 2019 and Election to the Board

On March 19, 2019, the Board of Directors of the Company promoted C. Brent Smith to the role of CEO, effective July 1, 2019, following Mr. Miller’s retirement. In addition, the Board elected Mr. Smith to the Board, effective immediately.

A copy of the press release announcing Mr. Smith’s appointment as CEO and election to the Board is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Mr. Smith, 43, has served as President since November 2018 and Chief Investment Officer since 2016. As President and Chief Investment Officer, he works closely with the CEO and Board of Directors on strategy, portfolio operations and capital market transactions. Until February 2019, Mr. Smith also served as Executive Vice President of Piedmont’s Northeast Region where he was responsible for all leasing, asset management, acquisition, disposition and development activity for the Company’s over three million square foot Boston and New York/New Jersey portfolio. Prior to joining the Company in 2012, Mr. Smith served as an Executive Director with Morgan Stanley in the Real Estate Investment Banking division advising a wide range of public and private real estate clients. He brings almost 15 years of corporate- and property-level real estate acquisitions experience in both North America and Asia, has a detailed working knowledge of each of the Company’s operating markets, experience in handling some of the Company’s largest and most complex tenants and properties as well as negotiating complex purchase and sale transactions and working relationships with each of the Company’s analysts.

Mr. Smith’s current base salary is $425,000, and he is entitled to participate in the Company’s annual cash bonus and long-term equity incentive compensation plans for executive officers, which are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 19, 2019 (the “2019 Proxy Statement”). On March 19, 2019, the Board approved an employment agreement with Mr. Smith (the “Employment Agreement”). The Employment Agreement will apply to Mr. Smith as the Company’s President and Chief Investment Officer through June 30, 2018 and as the Company’s President and Chief Execcutive Officer thereafter. The Employment Agreement has an initial term that ends on December 31, 2019, and will automatically be extended for successive one-year periods in accordance with the terms of the Employment Agreement (subject to termination under the terms of the Employment Agreement) unless either party notifies the other party of non-renewal in writing at least ninety days prior to the expiration of the initial term or any subsequent renewal period. In addition to his base salary, the Employment Agreement provides that Mr. Smith is eligible to participate in the Company’s annual bonus program and to the Company’s equity incentive plan. Mr. Smith’s current base salary and annual bonus opportunity remain unchanged from the amounts set forth in the 2019 Proxy Statement. As described in the 2019 Proxy Statement, upon certain termination events, Mr. Smith will also be entitled to receive severance payments, including (i) a pro-rated annual incentive bonus, (ii) a lump sum payment, to be paid on the 30th day following the termination date, equal to the sum of twice his annual base salary at the time of termination and the average annual bonus actually earned and paid for up to the the last three calendar years prior to the termination date in his employment capacity at the time of termination; (iii) continued medical coverage (which may be satisfied by paying COBRA premiums) for Mr. Smith, his spouse and eligible dependents, for a period of two years following his termination; and (iii) full vesting of all time-based equity awards. Receipt of certain termination benefits are subject to signing a customary release agreement. The Employment Agreement includes customary restrictive covenants, including a 1-year non-compete that would apply following the term of the agreement. Mr. Smith will be subject to clawback of his incentive-based compensation and any profits realized from the sale of the Company’s securities during the 12-month period following the preparation of an accounting restatement of the Company’s financials due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws. The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.2, and incorporated herein by reference.

Mr. Smith will not receive additional compensation for his service as a director.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 19, 2019, the Board of Directors approved and adopted an amendment to Article II, Section 8 of the Company’s Amended and Restated Bylaws (as so amended, the “Amended Bylaws”). The Amended Bylaws provide for a majority voting standard in uncontested director elections. Prior to this amendment, the Company had a plurality voting standard in director elections, with a director resignation policy. The new majority voting standard provides that to be elected in an uncontested election, the votes cast “for” a director nominee must exceed the votes “against” such nominee’s election. In contested elections, the voting standard will continue to be a plurality of the votes cast.

The Company’s Corporate Governance Guidelines (the “Guidelines”) provide for a procedure whereby a director who fails to be re-elected in an uncontested election will submit his or her resignation, which the Nominating and Corporate Governance Committee of the Board will consider and make a recommendation to the Board regarding acceptance of such resignation. Conforming amendments were made to the Guidelines to reflect the change to a majority voting standard in director elections.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Bylaws of Piedmont Office Realty Trust, Inc.

10.1	Retirement Agreement and General Release, dated as of March 19, 2019, between Donald A. Miller, CFA and Piedmont Office Realty Trust, Inc.

10.2	Employment Agreement, dated as of March 19, 2019, between C. Brent Smith and Piedmont Office Realty Trust, Inc.

99.1	Press Release dated March 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc. (Registrant)

Dated: March 19, 2019	By:	/s/ Robert E. Bowers
Robert E. Bowers Chief Financial Officer and Executive Vice President